Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Bunge Global SA, a Swiss corporation (the “Company”), does hereby constitute and appoint each of Gregory A. Heckman, John N. Neppl, J. Matthew, Simmons, Jr. and Felecia Evonne Ware-Alexander, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”), and to sign any registration statement for the same offering covered by this Form S-8 Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any and all amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 25th day of August 2024.

Name	Title	Date

/s/ Gregory A. Heckman	Chief Executive Officer and Director	August 26, 2024
Gregory A. Heckman	(Principal Executive Officer)

/s/ John W. Neppl	Executive Vice President, Chief Financial Officer	August 26, 2024
John W. Neppl	(Principal Financial Officer)

/s/ J. Matt Simmons, Jr.	Controller and Principal Accounting Officer	August 26, 2024
J. Matt Simmons, Jr.	(Principal Accounting Officer)

/s/ Eliane Aleixo Lustosa de Andrade	Director	August 26, 2024
Eliane Aleixo Lustosa de Andrade

/s/ Sheila Bair	Director	August 26, 2024
Sheila Bair

/s/ Carol M. Browner	Director	August 26, 2024
Carol M. Browner

/s/ Bernardo Hees	Director	August 26, 2024
Bernardo Hees

/s/ Michael Kobori	Director	August 26, 2024
Michael Kobori

/s/ Monica McGurk	Director	August 26, 2024
Monica McGurk

/s/ Kenneth Simril	Director	August 26, 2024
Kenneth Simril

/s/ Henry W. Winship	Director	August 26, 2024
Henry W. Winship

/s/ Mark N. Zenuk	Director and Chair of the Board of Directors	August 26, 2024
Mark N. Zenuk